2Q24 Financial Results July 17, 2024

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer, Commercial and Private Bank businesses; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period- to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

2Q24 GAAP summary

$s in millions	2Q24	1Q24	2Q23	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,410	$ 1,442	$ 1,588	$ (32)	(2) %	$ (178)	(11) %
Noninterest income	553	517	506	36	7	47	9
Total revenue	1,963	1,959	2,094	4	—	(131)	(6)
Noninterest Expense	1,301	1,358	1,306	(57)	(4)	(5)	—
Pre-provision profit	662	601	788	61	10	(126)	(16)
Provision for credit losses	182	171	176	11	6	6	3
Income before income tax expense	480	430	612	50	12	(132)	(22)
Income tax expense	88	96	134	(8)	(8)	(46)	(34)
Net income	$ 392	$ 334	$ 478	$ 58	17 %	$ (86)	(18) %
Preferred dividends	35	30	34	5	17	1	3
Net income available to common stockholders	$ 357	$ 304	$ 444	$ 53	17 %	$ (87)	(20) %
$s in billions							
Average interest-earning assets	$ 198.5	$ 200.1	$ 201.5	$ (1.6)	(1) %	$ (3.0)	(2) %
Average deposits	$ 173.7	$ 176.1	$ 173.2	$ (2.4)	(1) %	$ 0.4	— %
Performance metrics							
Net interest margin[1]	2.86 %	2.90 %	3.16 %	(4) bps		(30) bps	
Net interest margin, FTE[1]	2.87	2.91	3.17	(4)		(30)	
Loan-to-deposit ratio (period-end)	80.4	81.2	85.2	(73)		(474)	
ROTCE	10.6	8.9	12.4	175		(181)	
Efficiency ratio	66.3	69.3	62.3	(306)		393	
Noninterest income as a % of total revenue	28 %	26 %	24 %	175 bps		402 bps	
Full-time equivalent colleagues	17,510	17,354	18,468	156	1	(958)	(5)
Operating leverage					4.4 %		(5.9) %
Per common share							
Diluted earnings	$ 0.78	$ 0.65	$ 0.92	$ 0.13	20 %	$ (0.14)	(15) %
Tangible book value	$ 30.61	$ 30.19	$ 28.72	$ 0.42	1 %	$ 1.89	7 %
Average diluted shares outstanding (in millions)	456.6	463.8	481.0	(7.2)	(2) %	(24.4)	(5) %

3

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

4 2Q24 Underlying financial summary(1) Q/Q Y/Y $s in millions 2Q24 $/bps % $/bps % Net interest income $ 1,410 $ (32) (2) % $ (178) (11) % Noninterest income 549 35 7 43 8 Total revenue 1,959 3 — (135) (6) Noninterest expense 1,265 (8) (1) 32 3 Pre-provision profit 694 11 2 (167) (19) Provision for credit losses 182 11 6 6 3 Net income available to common stockholders $ 373 $ 8 2% $ (124) (25) % Performance metrics Diluted EPS $ 0.82 $ 0.03 4% $ (0.22) (21) % Efficiency ratio 64.6 (46) bps 573 bps Noninterest income as a % of total revenue 28% 168 bps 386 bps ROTCE 11.1% 44 bps (284) bps Tangible book value per share $ 30.61 $ 0.42 1% $ 1.89 7% 2Q24 Notable items impacts Pre-tax EPS ($s in millions except per share data) Integration-related $ (3) $ (0.01) TOP and Other items (24) (0.04) FDIC special assessment (5) (0.01) Tax item — 0.02 Total $ (32) $ (0.04) See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32.

2Q24 Underlying financial performance detail[1]

	(A)	(B)	(C) = (A) + (B)	(D)	(E) = (C) + (D)
$s in millions	Legacy Core[2]	Private Bank	Core	Non-Core[3]	Total CFG
Net interest income	$1,415	$26.2	$1,441	$(31)	$1,410
Noninterest income	545	4.1	549	—	549
Total revenue	1,960	30.3	1,990	(31)	1,959
Noninterest Expense	1,193	46.1	1,239	26	1,265
Pre-provision profit	767	(15.8)	751	(57)	694
Provision for credit losses	172	—	172	10	182
Income before income tax expense	595	(15.8)	579	(67)	512
Income tax expense	125	(4.1)	121	(17)	104
Net income	470	(11.7)	458	(50)	408
Preferred dividends	35	—	35	—	35
Net income available to common stockholders	$435	$(11.7)	$423	$(50)	$373
Contribution to total CFG Diluted EPS	$0.95	$(0.03)	$0.92	$(0.10)	$0.82
$s in billions					
Interest-earning assets (spot)	$185	$1.4	$187	$8.9	$195
Loans (spot)	132	1.4	133	8.9	142
Deposits (spot)	172	4.0	176	—	176
Risk-weighted assets (spot)	158	1.6	159	8.9	168
Performance metrics:					
Net interest margin, FTE[4]	3.04%	NM	3.08%	(1.36)%	2.87%
Loan-to-deposit ratio (spot)	76.4	34.5	75.3	NM	80.4
CET1 capital ratio[5]	11.5	NM	11.4	NM	10.7
ROTCE	12.9	NM	12.6	NM	11.1
Efficiency ratio	60.9	NM	62.3	NM	64.6
Noninterest income as a % of total revenue	27.8	13.5	27.6	NM	28.0

- CFG performance reflects solid Legacy Core results, investment in Private Bank and impact from Non-Core
- Private Bank expected to reach breakeven in 4Q24
- Non-Core portfolio run off of $1.1 billion in 2Q24 ($2.2 billion YTD)

5

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

6 ■ CET1 ratio of 10.7%(2); 9.0% adjusted for AOCI opt-out removal ■ Strong liquidity profile; Spot LDR improved to 80.4%; pro forma LCR of 119% exceeds Category 1 Bank requirement of 100%; – Period-end deposits stable QoQ; Private Bank deposits up $1.6 billion to $4.0 billion – Issued $750 million senior debt and $1.1 billion auto collateralized borrowings; FHLB advances reduced further to $553 million, down 89% YoY on a spot basis – Issued $400 million preferred stock and redeemed $300 million on July 8, 2024 ■ Underlying EPS of $0.82; ROTCE of 11.1% ■ PPNR up $11 million, or 2%, driven by – Strong fee performance, up 7% QoQ – Capital Markets fees up 14% QoQ – Record Card and Wealth fees – NII down 2% QoQ primarily driven by a 4 bp decline in NIM related to swaps impact – Expenses down 1% QoQ notwithstanding continued investment in the Private Bank 2Q24 Overview(1) Pre-tax EPS Integration related $ (3) $ (0.01) TOP and Other items (24) (0.04) FDIC special assessment (5) (0.01) Total: $ (32) $ (0.04) Underlying PPNR drivers 2Q24 QoQ NII $ 1,410 (2) % Fees 549 7 % Expenses 1,265 (1) % Notable items* ($s in millions except per share data) See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. Solid 2Q24 results Credit trends in line with expectations Well positioned for the medium term Maintaining strong capital and liquidity position ■ Net charge-offs of 52 bps, up 2 bps QoQ reflects broadly stable charge-offs and lower average loans ■ ACL coverage increased 2 bps QoQ to 1.63%, primarily reflecting lower loan balances, down ~1% given Non-Core run off, Commercial paydowns and balance sheet optimization; General Office reserve of 11.1% at June 30, 2024 ■ Strategic initiatives progressing well: Private Bank, NYC Metro, serving private capital, TOP 9, Balance Sheet Optimization ■ Significant NII tailwind from Non-Core and swaps over the medium term given run off and lower rates; target NIM range of 3.25 to 3.40% $s in millions

7 2.91% 0.04% 0.02% (0.01)% (0.03)% (0.06)% 2.87% 1Q24 Asset Yields/ Mix Non-Core Impact Day count/ Other Funding Pricing/Mix Receive-fixed Swaps 2Q24 $201.5B $199.6B $203.1B $200.1B $198.5B $1,588 $1,522 $1,488 $1,442 $1,410 3.17% 3.03% 2.91% 2.91% 2.87% 2Q23 3Q23 4Q23 1Q24 2Q24 ■ NII down 2%, primarily reflects: – NIM of 2.87%, down 4 bps QoQ, driven by higher swap and borrowing costs, partially offset by improved asset yields and the benefit of Non-Core run off ■ Interest-earning assets yield of 5.17%, down 3 bps, reflects the increase in swap expense, largely offset by the improvement in asset yields ■ Interest-bearing deposit costs decreased 3 bps to 2.82% – Cumulative beta of 51%, improved from 52% in the prior quarter Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Net interest income decline reflects higher funding costs Linked Quarter NIM 1Q24 to 2Q24 $s in millions, except earning assets

Noninterest income[1]

Fees up 7% QoQ reflecting higher Capital Markets and record Wealth and Card fees

$s in millions	2Q24	1Q24	2Q23	$ Q/Q	$ Y/Y
Service charges and fees	$ 106	$ 96	$ 101	$ 10	$ 5
Capital markets fees	134	118	82	16	52
Card fees	88	83	80	5	8
Wealth fees[2]	75	68	65	7	10
Mortgage banking fees	54	49	59	5	(5)
FX and derivative products	39	36	44	3	(5)
Letter of credit and loan fees	43	42	43	1	—
Securities gains, net	—	5	9	(5)	(9)
Other income[3]	10	17	23	(7)	(13)
Noninterest income, Underlying	$ 549	$ 514	$ 506	$ 35	$ 43
Notable items [4]	4	3	—	1	4
Noninterest income, reported	$ 553	$ 517	$ 506	$ 36	$ 47

Noninterest income



$s in millions
$506
$492
$500
$517
$514
$553
$549
2Q23
3Q23
4Q23
1Q24
2Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest income increased 7% with the following key business drivers:
  - Service charges and fees increased $10 million primarily from seasonality
  - Capital markets fees increased $16 million given higher bond underwriting and loan syndication fees, partly offset by lower M&A advisory fees
  - Card fees increased $5 million, primarily given the full-quarter benefit of favorable vendor contract negotiations as well as seasonality
  - Wealth fees increased $7 million, driven by increased sales activity as well as higher asset management fees
  - Mortgage banking fees increased $5 million given higher MSR valuation, net of hedging, and servicing fees, partly offset by lower production revenue
  - Other income decreased $7 million, largely due to higher operational losses

Year-Over-Year

- Underlying noninterest income increased 8%, with the following key business drivers:
  - Service charges and fees increased $5 million, primarily given higher overdraft and cash management fees
  - Capital markets fees increased $52 million, driven by bond and equity underwriting, loan syndication and M&A advisory fees
  - Card fees increased $8 million, primarily reflects favorable vendor contract negotiations
  - Wealth fees increased $10 million, reflecting increased sales activity and higher asset management fees
  - Mortgage banking fees decreased $5 million, given lower production fees, partly offset by higher MSR valuation, net of hedging
  - FX and derivative products revenue decreased $5 million, primarily given lower client activity in interest rate hedging

8

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

Noninterest expense[1]

Underlying expense down 1% QoQ reflecting expense discipline while strategically investing

$s in millions	2Q24	1Q24	2Q23	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 637	$ 674	$ 601	$ (37)	$ 36
Equipment & software	186	184	177	2	9
Outside services	155	146	156	9	(1)
Occupancy	107	107	106	—	1
Other operating expense	180	162	193	18	(13)
Noninterest expense, underlying	$ 1,265	$1,273	$1,233	$ (8)	$ 32
Notable items [1]	36	85	73	(49)	(37)
Noninterest expense, reported	$ 1,301	$1,358	$1,306	$ (57)	$ (5)
Full-time equivalents (FTEs)	17,510	17,354	18,468	156	(958)

Efficiency ratio



62.3%
58.9%
64.2%
63.1%
81.1%
63.8%
69.3%
65.1%
66.3%
64.6%
2Q23
3Q23
4Q23
1Q24
2Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.27 billion, down 1%
  - Salaries and benefits decreased $37 million, primarily reflecting lower payroll taxes and compensation-related costs given seasonality
  - Outside services increased $9 million primarily driven by technology investments
  - Other operating expense increased $18 million, primarily driven by increased marketing-related expenses

Year-Over-Year

- Underlying noninterest expense of $1.27 billion increased 3%; down 1% excluding $46 million in expenses related to the Private Bank start-up investment
  - Salaries and employee benefits increased $36 million, primarily reflecting the Private Bank start-up investment
  - Equipment and software expense increased $9 million given technology investments and maintenance
  - Other operating expense decreased $13 million, primarily driven by lower advertising and travel-related expenses

9

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32.

Loans and leases

Loans down 1% reflecting paydowns and continued balance sheet optimization (BSO)



Average loans and leases
$s in billions
$153.7
$150.8
$148.0
$144.8
$143.1
$14.4
$13.0
$11.7
$10.5
$9.4
~11% QoQ
$139.3
$137.8
$136.3
$134.3
$133.7
stable QoQ
5.52%
5.66%
5.71%
5.64%
5.60%
2Q23
3Q23
4Q23
1Q24
2Q24
Core
Non-Core
Loan yield



Period-end loans and leases
$s in billions
$151.3
$149.7
$146.0
$143.2
$141.8
$13.7
$12.3
$11.1
$9.9
$8.9
~11% QoQ
$137.6
$137.4
$134.9
$133.3
$132.9
stable QoQ
2Q23
3Q23
4Q23
1Q24
2Q24
Core
Non-Core

Linked Quarter

- Average loans down $1.8 billion and period-end loans down $1.3 billion, or 1%, reflects:
  - Non-Core portfolio run off of $1.1 billion
  - Core loans broadly stable with average and period-end commercial loans down $0.9 billion, or 1%, reflecting paydowns and BSO actions as well as lower client demand; retail up slightly driven by home equity and mortgage
- Loan yield of 5.60%, down 4 bps QoQ; up 5 bps excluding swaps

Year-Over-Year

- Average loans down $10.7 billion, or 7%
  - Non-Core portfolio run off of $5.0 billion
  - Core loans down 4% reflecting commercial down $7.3 billion, or 9%, driven by paydowns and BSO actions as well as lower client demand; retail up $1.6 billion, or 3%, driven by home equity and mortgage
- Period-end loans down $9.5 billion, or 6%
  - Non-Core portfolio run off of $4.8 billion
  - Core loans down 3% with commercial down $6.3 billion, or 8%, driven by paydowns and BSO actions as well as lower client demand; retail up 3% driven by home equity and mortgage

10

Deposit performance and cost of funds

Broadly stable period-end deposits reflecting strong growth in the Private Bank

2Q24 Period-end deposits



$s in billions
$177.7
$178.2
$177.3
$176.4
$176.4
2Q23
3Q23
4Q23
1Q24
2Q24
Commercial
Consumer
Other

2Q24 Average deposits



$s in billions
$173.2
$176.5
$177.1
$176.1
$173.7
2.21%
2.60%
2.79%
2.85%
2.82%
1.68%
2.02%
2.18%
2.25%
2.24%
2Q23
3Q23
4Q23
1Q24
2Q24
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits broadly stable
  - Private Bank deposits increased $1.6 billion offset by seasonally lower retail deposits
- Average deposits down $2.4 billion, or 1%
  - Commercial down $1.7 billion reflecting seasonal outflows, lower Treasury deposits and a seasonal decline in retail deposits. These more than offset the $1.2 billion growth in Private Bank deposits
- Citizens Access spot deposits broadly stable at $11.0 billion
- Total deposit costs declined 1 bp and Interest-bearing deposit costs declined 3 bps
  - Cumulative beta of 51%, improved from 52% prior quarter
- Total cost of funds up 2 bps at 2.48%

Year-Over-Year

- Average deposits broadly stable; Period-end deposits down $1.3 billion, or 1%
  - Decline in Treasury and Commercial deposits reflecting deposit optimization initiatives, and slightly lower retail deposits. These more than offset growth in Private Bank deposits of $4 billion
- Total deposit costs up 56 bps and interest-bearing deposit costs up 61 bps
- Total cost of funds up 51 bps

11

12 NIB 21% Money Market 30%Checking With Interest 20% Citizens Access Savings 5% Savings 10% Term 14% Branch Deposits 50% Citizens Access 6% Wealth 1% Business Banking 12% Commercial 26% Treasury/ Other 5% (As of 6/30/24) Highly diversified and retail-oriented deposit base $176.4B Period-end deposits Peer Avg(1) Business mix Product mix See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. Total deposits insured/secured(2) Stable Consumer Banking deposits Peer Avg(1) 46% 42% 42% 23% 21% 21% 23% 21% 21% NIB Low-cost deposits 2Q23 1Q24 2Q24 % NIB and low- cost deposits (3) 55% 68% 69% 1Q24 1Q24 2Q24 65% 70% 70% 1Q24 1Q24 2Q24 Proforma LCR under Category I Bank rules 117% 120% 119% 4Q23 1Q24 2Q24 100%* *Minimum LCR requirement under Category I Bank rules

Credit quality overview

Credit provision expense; net charge-offs


$s in millions
0.40%
0.40%
0.46%
0.50%
0.52%
$176
$152
$172
$153
$171
$171
$171
$181
$182
$184
2Q23
3Q23
4Q23
1Q24
2Q24
Provision for credit losses
Net charge-offs
Net c/o ratio

Highlights

- NCOs of $184 million, or 52 bps of average loans and leases
- Nonaccrual loans increased 4% QoQ to 108 bps of total loans primarily reflecting an increase in the General Office and Multifamily segments of commercial real estate
- Provision for credit losses of $182 million; ACL coverage ratio of 1.63%, up 2 bps QoQ primarily reflecting lower loan balances given Non-Core run off, commercial paydowns and balance sheet optimization
- ACL to nonaccrual loans and leases ratio of 151% compares with 157% as of 1Q24 and 193% as of 2Q23

Allowance for credit losses


$s in millions
$2,299
$2,318
$2,318
$2,308
$2,306
1.52%
1.55%
1.59%
1.61%
1.63%
2Q23
3Q23
4Q23
1Q24
2Q24
Allowance for credit losses
Allowance to loan coverage ratio(1)

Nonaccrual loans


$s in millions
$1,191
$1,296
$1,364
$1,469
$1,527
0.79%
0.87%
0.93%
1.02%
1.08%
2Q23
3Q23
4Q23
1Q24
2Q24
Nonaccrual loans
Nonaccrual loans to total loans

13

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32.

Allowance for credit losses

Allowance for credit losses

$s in millions

	1Q24		2Q24	
	ACL	% Coverage	ACL	% Coverage
Retail	$ 883	1.25 %	$ 877	1.25 %
Commercial	1,425	1.96	1,429	1.99
C&I[1]	691	1.57	690	1.58
CRE	734	2.54	739	2.61
Total	$ 2,308	1.61 %	$ 2,306	1.63 %

General Office

	1Q24		2Q24	
Balance ($B)	$ 3.4		$ 3.3	
ACL ($MM; % coverage)	$ 364	10.6 %	$ 369	11.1 %
Cumulative NCOs* ($MM)	$ 236		$ 319	

*Cumulative losses since 3/31/23; loan balance of $4.1B at 3/31/23

CRE General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~72%
Avg. loss severity (%)	~39%
Default rate (%)	~29%
General Office ACL coverage	11.1%
Allowance for credit losses	$369 million

Commentary

- The increase in the ACL reserve coverage to 1.63% primarily reflects the decrease in loan balances and includes slightly higher reserve coverage for commercial, primarily CRE General Office
- The key macroeconomic assumptions underlying the reserve broadly reflects a shallow recession over the two-year reasonable and supportable period, except for certain portfolios where we used more severe assumptions, such as General Office
- Qualitative factors and sensitivities are also incorporated in the allowance framework to account for other considerations not fully captured in reserve models

CRE General Office commentary

- CRE General Office portfolio of $3.3 billion, down ~$100 million, or 3%, QoQ driven by charge-offs and paydowns
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - Increased ACL coverage for CRE General Office to 11.1% from 10.6% in 1Q24
  - Absorbed ~$319 million NCOs over quarters 2Q23-2Q24; equates to a cumulative loss rate of ~8% on the March 31, 2023 balance
- Capital impacts of higher stress scenarios very modest

14

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

Strong capital position

$s in billions (period-end)	2Q23	3Q23	4Q23	1Q24	2Q24
Basel III basis[1][2]					
Common equity tier 1 capital	$ 18.4	$ 18.4	$ 18.4	$ 18.1	$ 18.1
Risk-weighted assets	$179.0	$176.4	$172.6	$170.1	$168.4
Common equity tier 1 ratio	10.3 %	10.4 %	10.6 %	10.6 %	10.7 %
Tier 1 capital ratio	11.4 %	11.5 %	11.8 %	11.8 %	12.0 %
Total capital ratio	13.3 %	13.4 %	13.7 %	13.8 %	14.0 %
Tangible common equity ratio	6.3 %	5.9 %	6.7 %	6.5 %	6.5 %

CET1 ratio remains strong[3]

	CET1	TBV/share $	TBV/share %
1Q24	**10.6%**	**$30.19**	
Net Income	0.23	0.86	2.8%
Common and preferred dividends	(0.14)	(0.51)	(1.7)
RWA decrease	0.11		
Treasury stock	(0.12)	(0.06)	(0.2)
Goodwill and intangibles	0.01	0.03	0.1
AOCI	—	0.07	0.2
Other	0.02	0.03	0.1
Total change	0.11	0.42	1.4%
2Q24	**10.7%**	**$30.61**	

Highlights

- 2Q24 CET1 ratio of 10.7%[1] up from 10.6% in 1Q24
  - 9.0% CET1 ratio adjusted for AOCI opt-out removal
  - Preliminary Stress Capital Buffer of 4.5% effective October 1, 2024 implies minimum capital requirement of 9.0%
- Capital ratios consistently remain top quartile of peer group (see slide 16)
- TBV/share of $30.61, up 1.4% QoQ, reflects higher net income and net AOCI benefit
  - Tangible common equity ratio of 6.5%, up 3 bps QoQ
- Total capital returned to shareholders, including common dividends, was $394 million in 2Q24
  - Paid $193 million in common dividends to shareholders in 2Q24
  - Repurchased $200 million of common stock at a weighted-average price of $34.76 in 2Q24
- The Board of Directors increased the capacity of the Company's common share repurchase program to $1.25 billion on June 28, 2024

15

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

16 Capital level remains near the top of the peer group CET1 Ratio adjusted for AOCI opt-out removalCET1 Ratio(1) ■ Well positioned for changing regulatory environment ■ CET1 ratio under current rules of 10.7%(1), and 9.0% adjusted for AOCI opt-out removal; among the strongest within the peer group – Expect both ratios to converge to the 10.0-10.5% range over the medium term Peer data as of March 31, 2024. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. 11.5% 11.1% 10.7% 10.6% 10.5% 10.3% 10.3% 10.2% 10.1% 10.1% 10.0% Peer 1 Peer 2 CFG (2Q24) CFG (1Q24) Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 10.9% 9.0% 8.9% 8.5% 8.4% 8.1% 7.8% 7.7% 7.7% 7.0% 6.9% Peer 1 CFG (2Q24) CFG (1Q24) Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9

17 Best positioned Building a premier private bankTransformed franchise Well positioned for the future Private BankConsumer 2018 2023 +7% CAGR Low-cost branch-based deposits $0.5 $3.6 1Q24 2Q24 Wealth AUM 64% 36% High-quality loans as of 6/30/24 $1.2 $2.4 $4.0 4Q23 1Q24 2Q24 ■ ~81% of deposits are Commercial ■ DDA/CWI is ~36% of deposit mix Deposits $9.4 $10.3 Jun-23 Jun-24 Retail deposit growth ($ billions) Retail HH growth: ~7% ~15% YoY growth in mobile active users YoY growth in digital payments Strong league table results Middle market bookrunner by deal count 12 months ended June 30, 2024 Sponsor #1 Overall #6 NYC Metro ■ Focused client coverage model on middle market, industry verticals, financial sponsors ■ Built out full product capabilities, including leveraged finance, M&A, Treasury Solutions ■ Leading commercial franchise among super-regionals, competitive with mega banks through mid-corporate size clients 2015 1H24* [TSR growth] [+16%] Digital +9% YoY +6% YoY $1.4 billion Yield of ~8% as of 6/30/24 as of 6/30/24 For the past 12 years, Citizens has been cultivating distinctive capabilities to serve the middle market economy including the private capital ecosystem ■ Significant investments in talent and capabilities; five advisory acquisitions since 2017, Private Bank synergies ■ Steady multi-year league table gains in middle market and overall market ■ Effectively utilizing our balance sheet to support both private equity and private debt firms active in the middle market Since IPO, have made significant multi-year investments in talent, capabilities and industry expertise to serve clients through their life cycle Vertical expertise and strong sponsor relationships, advisory, subscription finance, fund finance, LBOs, public market capital Wealth AUM Private capital opportunity Vertical expertise Strong sponsor relationships Advisory Subscription finance Fund finance LBOs Public market capital For the past 12 years, Citizens has been cultivating distinctive capabilities to serve the middle market economy including the private capital ecosystem ■ Significant investments in talent and capabilities; five advisory acquisitions since 2017, Private Bank synergies ■ Steady multi-year league table gains in middle market and overall market ■ Effectively utilizing our balance sheet to support both private equity and private debt firms active in the middle market Vertical expertise and strong sponsor relationships, advisory, subscription finance, fund finance, LBOs, public market capital Distinctive capabilities serving the private capital ecosystem Capital Markets Fees Treasury Solutions +21% Fees +9% 1H24 v 1H23 Revenue CAGR 2015-1H24(1) Retail Commercial Enterprise See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. Revenue CAGR 2015 to 1H24(1) Continue investment in mobile/ digital, data and analytics, Next Gen technology, Payments capabilities and talent; self-fund through TOP program efficiencies Next Gen Tech TOP 9 BSO Gen AIPayments ~70% of applications in Cloud by YE24 Contact Center and Coding use cases progressing well $135MM pre-tax year-end run rate benefits on track $4.8B YoY reduction in Non-Core +11% 2024 Paytech Awards Top Innovation in Payments by a Bank Commercial FORTUNE America's Most Innovative Companies 2024 FORTUNE World's Most Admired Companies 2024 ■ ~64% of loans commercial; ~36% retail ($ billions) ($ billions)

3Q24 outlook vs. 2Q24

	2Q24 Underlying[1]	3Q24 Underlying outlook
Net interest income	$1,410MM	■ Down ~1-2%*
Noninterest income	$549MM	■ Up slightly
Noninterest expense	$1,265MM	■ Stable
Net charge-offs	$184MM; 52 bps	■ Net charge-offs down modestly ■ ACL will continue to benefit from Non-Core run off
CET1 ratio[2]	10.7%	■ ~10.5%; ~$250MM to $300MM of share repurchases in 3Q
Tax rate	20.3%	■ ~20-21%

FY2024 Commentary

- PPNR tracking broadly in-line with the January guidance range
  - Revenues broadly in-line, with NII trending towards the upper end of the range reflecting lower loan balances, and fees a little higher; expenses broadly in-line
  - Expect NII/NIM to rebound in 4Q24, with a return to positive operating leverage in 4Q24
- Net charge-offs consistent with January expectations
- Expect minimal impact from Notable items on reported results in the second half of 2024
- Assumes 25 bp Fed rate cut in September and December with YE2024 Fed Funds target of 5%

*Incorporates impact of July 2024 forward starting swaps

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

18

19 Citizens is an attractive investment opportunity Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance – Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC metro to gain market share; performance tracking well – Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy – Building premier Wealth/Private Bank franchise - gathering momentum through 2024; added leading Private Wealth teams in San Francisco and Boston accelerating AUM growth Citizens has robust capital, liquidity and funding position Citizens has performed well since the IPO given its sound strategy, capable and experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline; TOP 9 progressing well, planning TOP 10 – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium-term given strategic initiatives and 2025 to 2027 NII tailwinds – Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization, including Non-Core strategy – Relative strength allows Citizens to take advantage of opportunities – Focused on deploying capital to best relationship/highest risk-adjusted return areas – Flexibility to support customers and invest while continuing to return capital to shareholders; repurchased $200 million of common shares in 2Q24 – Significant NII tailwind from Non-Core and swaps over the medium term; target NIM range 3.25 to 3.40% – Private Bank results go from net investment position towards 20%+ ROTCE – Current significant drag from Non-Core dissipates with time

Appendix

21 Net income available to common shareholders and EPS $s in millions, except per share data é2% $683 $694 1Q24 2Q24 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê1% $3.5 2 $3.5 6 é4% $144.8 $143.1 1Q24 2Q24 $176.1 $173.7 1Q24 2Q24 0.94% 0.94% 0.75% 0.78% 1Q24 2Q24 12.8% 12.9% 10.6% 11.1% 1Q24 2Q24 $365 $373 $0.79 $0.82 1Q24 2Q24 é2% Pre-provision profit $s in millions See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. é44 bps é3 bpsê1%

22 $861 $694 2Q23 2Q24 Year-over-year Underlying results Return on average total tangible assets ê19% Average loans $s in billions ê7% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê21 bps $3.5 6 $153.7 $143.1 2Q23 2Q24 $173.2 $173.7 2Q23 2Q24 1.18% 0.94% 0.99% 0.78% 2Q23 2Q24 15.5% 12.9% 13.9% 11.1% 2Q23 2Q24 stable Pre-provision profit $s in millions ê284 bps $497 $373 $1.04 $0.82 2Q23 2Q24 See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. ê21% ê25%

23 $(50) $— $50 $100 $150 $200 $250 Significant NII contribution from Non-Core and swaps in 2025 and beyond given run off and lower rates Terminated swaps (fixed impact; not dependent on rates) Active swaps (received fixed only) - impact based on forward curve Expected incremental quarterly NII & NIM contribution from Non-Core and receive-fixed swaps portfolio relative to 2Q24 Non-Core portfolio Net impact $(75) $(50) $(25) $— $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 *Non-Core includes benefit from denominator effects which accounts for ~65% of the NIM tailwind by 4Q27 4Q24 4Q25 4Q26 4Q272Q24 to 4Q27 NIM Tailwind Non-Core* ~18 bps Terminated swaps ~22 bps Active swaps ~24 bps Total ~64 bps - ~1 bps + ~29 bps Medium-term CFG NIM range Net Cumulative NIM Impact ~3.25-3.40% + ~64 bps Receive-fixed active swaps $ (117) Terminated swaps (115) Total swaps (232) Non-Core (31) Total NII $ (263) Net NIM impact ~(68) bps 2Q24 NII contribution $s in millions $s in millions + ~58 bps ~$(28) ~$100 ~$237 ~$263 ■ 2Q24 NIM of 2.87% expected to benefit ~64 bps by 4Q27 from Non-Core and swaps, partially offset by a ~15-25 bps impact of an asset sensitive core balance sheet, resulting in a medium-term NIM outlook of 3.25-3.40% ■ Assumes Fed Funds at ~5% by YE2024 and trending toward ~3.50% by YE2027 Medium-term NIM

24 ■ Maintaining significant protection to downside in rates well into 2026 Interest rate swaps $16.5 $25.8 $30.1 $22.3 $8.6 2023 2024 2025 2026 2027 $21.1 $19.9 $27.5 $28.5 1Q24 2Q24 3Q24 4Q24 W.A. receive-fixed rate at 6/30/24 3.7% 3.1% 3.1% 3.1% 4.2% 3.2% 3.2% 3.5% 3.8% NII impact from active swaps ($MM)* $(87) $(117) $(166) $(153) $(123) $(523) $(343) $(66) $19 NII impact from terminated swaps ($MM) $(115) $(115) $(115) $(114) $(441) $(459) $(426) $(229) $(40) Total NII impact ($MM) $(202) $(232) $(281) $(267) $(564) $(982) $(769) $(295) $(21) Protecting NII from adverse outcomes while reducing earnings volatility through economic cycles Receive-fixed cash flow swaps (avg. notional in $ billions at 6/30/24) ■ Increase in the 2024 swap position is incorporated in the FY2024 NII guidance ■ Significant tailwind to NII over 2025 to 2027 as swaps run off and the Fed normalizes rates – Estimated incremental annual benefit of ~$213 million in 2025; ~$474 million in 2026; and ~$274 million in 2027 – The funded balance sheet is inherently asset sensitive which partly offsets these benefits *Includes impacts from variation margin and daily compounding effects with SOFR

25 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(2.5) $(2.1) $(1.6) $(1.4) $(0.3) $(0.3) $(0.3) $(0.3) $(1.3) $(0.8) $(0.2) Swaps Pension Securities 6/30/2024 12/31/2024 12/31/2025 12/31/2026 $(4.1) $(3.2) $(2.2) $(1.7) ~59% TCE CET1(2) $(2.8) $(2.4) $(2.0) $(1.7) Commentary ■ Expect significant capital generation via accretion to AOCI as unrealized losses "burn off" – ~$1.1 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~70 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bps parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~20 bps Burn-off by YE2026~40% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with YE2024 Fed Funds target of ~5%, and trending toward ~3.50% by YE2027 (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 6/30/24 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3)

Non-Core portfolio update

Focusing on relationship-based lending with attractive risk-adjusted returns

Non-Core portfolio

$s in billions



$9.9
$2.6
$7.3
$8.9
$2.5
$6.4
$7.2
$2.2
$5.0
$4.6
$1.8
$2.8
1Q24
2Q24
4Q24
4Q25
Education and Other Retail (Purchased)
Indirect Auto

Commentary

- Non-Core portfolio of $8.9 billion retail loans as of June 30, 2024
  - $1.1 billion decline in 2Q24
  - ~4.4% WA loan yield (~98% fixed rate); ~5.7% WA funding cost
- Retail products targeted for growth include areas with greatest relationship potential
  - Home equity, card, mortgage
- Commercial BSO activities focused on exiting lower-return, credit-only relationships; selectively originating C&I loans with multi-product relationship potential

Enhancing risk profile, liquidity and returns

26

$71.9B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 5.6	4 %
Other Finance and Insurance	5.5	4
Other Manufacturing	3.8	3
Technology	3.5	2
Accommodation and Food Services	2.6	2
Health, Pharma, Social Assistance	2.4	2
Professional, Scientific, and Technical Services	2.3	2
Wholesale Trade	2.4	2
Retail Trade	2.1	1
Other Services	2.2	1
Energy & Related	2.0	1
Rental and Leasing	1.1	1
Consumer Products Manufacturing	0.9	1
Administrative and Waste Management Services	1.4	1
Arts, Entertainment, and Recreation	1.6	1
Automotive	1.0	1
Other [1]	3.2	2
Total C&I[2]	$ 43.6	31 %
CRE		
Multi-family	$ 9.7	7 %
Office		
Credit tenant lease and life sciences[3]	2.3	2
Other general office	3.3	2
Industrial	3.7	3
Retail	3.3	2
Co-op	1.8	1
Data Center	0.7	1
Hospitality	0.4	—
Other [1]	3.1	2
Total CRE	$ 28.3	20 %
Total Commercial loans & leases	$ 71.9	51 %
Total CFG	$ 141.8	

Commercial portfolio risk ratings[4]

$s in billions



$78.3
$72.8
$71.9
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
6%
16%
18%
60%
7%
20%
17%
56%
8%
19%
16%
57%
2Q23
1Q24
2Q24

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$13 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

27

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 32.

28 Suburban Class C 2% CBD Class C 5% Suburban Class A 39% CBD Class A 14% Suburban Class B 29% CBD Class B 11% 53% 100% 88% 100% 58% 76% 41% 3% 78% 100% 47% 12% 42% 24% 59% 97% 22% New York, NY Washington, DC Dallas, TX Los Angeles, CA Atlanta, GA Philadelphia, PA Boston, MA Chicago, IL Baltimore, MD Phoenix, AZ Suburban CBD NY 14.0% VA 11.6% NJ 10.7% CA 9.2% TX 8.4% MD 6.5% PA 5.1% GA 4.9% MA 3.8% OH 3.6% IL 3.4% AZ 2.8% CO 2.6% MN 2.3% NC 2.3% Other 8.8% Commercial Real Estate - $5.6B Office portfolio: well diversified $3.3B General Office by state Other WA CT FL VT MO DC MI IN UT SC RI DE 24% 17% 59% General Office $3.3B Credit Tenant $1.3B Life Sciences $1.0B Property type $3.3B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$114 million $ 777 476 198 193 161 145 119 111 98 92 $ in millions (As of 6/30/24)

29 43% 44% 45% 32% 31% 31% 16% 16% 15% 4% 4% 4% 5% 5% 5% 2Q23 1Q24 2Q24 45% 22% 10% 4% 12% 7% $69.9B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $69.9 $s in billions $70.4 Home equity Retail loans(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~95% of retail portfolio > 680 Super-prime/prime* ~77% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~53% ■ Home equity – FICO ~765 – ~34% secured by 1st lien – ~98% CLTV less than 80% – ~85% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~790 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~730; incorporates loss sharing High quality, diverse portfolio * Super-prime/prime defined as FICO of 680 or above at origination See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. Retail portfolio FICOs(2) $73.0

30 Allocation of allowance for credit losses by product type June 30, 2024 March 31, 2024 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1)(2) $ 43,623 $690 1.58% $ 43,951 $691 1.57 % Commercial real estate 28,311 739 2.61 28,872 734 2.54 Total commercial 71,934 1,429 1.99 72,823 1,425 1.96 Residential mortgages 31,890 172 0.54 31,512 171 0.54 Home equity 15,534 129 0.83 15,113 129 0.86 Automobile 6,383 33 0.52 7,277 42 0.57 Education 11,265 258 2.29 11,646 267 2.29 Other retail 4,836 285 5.89 4,817 274 5.70 Total retail loans 69,908 877 1.25 70,365 883 1.25 Allowance for credit losses(3) $141,842 $2,306 1.63% $143,188 $2,308 1.61 % See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32.

31 Delinquency by product type See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 32. June 30, 2024 (%) March 31, 2024 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial(1) 99.28% 0.06% 0.04% 0.02% 0.60% 99.05% 0.17% 0.06% 0.05% 0.67 % Commercial real estate 96.87 0.25 0.36 0.13 2.39 96.76 1.01 0.02 0.14 2.07 Total commercial 98.33 0.14 0.16 0.06 1.31 98.14 0.50 0.05 0.09 1.22 Residential mortgages(2) 98.52 0.29 0.14 0.57 0.48 97.56 0.86 0.37 0.66 0.55 Home equity 97.50 0.51 0.19 — 1.80 97.40 0.52 0.17 — 1.91 Automobile 96.98 1.77 0.56 — 0.69 97.36 1.58 0.41 — 0.65 Education 99.01 0.33 0.18 0.02 0.46 99.23 0.34 0.16 0.02 0.25 Other retail 97.33 0.83 0.58 0.02 1.24 97.10 0.89 0.62 0.56 0.83 Total retail 98.15 0.52 0.23 0.26 0.84 97.75 0.78 0.31 0.34 0.82 Total 98.24% 0.33% 0.19% 0.16% 1.08% 97.94% 0.64% 0.18% 0.21% 1.03%

32 Notable items(1) Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other items. In addition, second quarter 2024 and first quarter 2024 include a notable item for the FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results. See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - Integration-related 2Q24 1Q24 2Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ (3) $ (2) $ (2) $ (1) $ (2) $ (1) Equipment and software — — — — (1) (1) Outside services — — (1) (1) (11) (8) Occupancy — — — — (25) (18) Other expense — — — — — — Noninterest expense $ (3) $ (2) $ (3) $ (2) $ (39) $ (28) EPS Impact - Noninterest expense $ (0.01) $ (0.01) $ (0.06) Total Integration Costs $ (3) $ (2) $ (3) $ (2) $ (39) $ (28) EPS Impact - Total Integration-related $ (0.01) $ (0.01) $ (0.06) Other notable items - TOP & Other 2Q24 1Q24 2Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Tax notable items $ — $ 7 $ — $ — $ — $ — Noninterest income $ 4 $ 3 $ 3 $ 2 $ — $ — Salaries & benefits $ (5) $ (4) $ (15) $ (11) $ (12) $ (9) Equipment and software (4) (3) (8) (6) (3) (2) Outside services (10) (7) (11) (9) (10) (7) Occupancy (6) (4) (7) (5) (5) (4) FDIC Assessment(1) (5) (4) (35) (26) — — Other expense (3) (2) (6) (4) (4) (3) Noninterest expense $ (33) $ (24) $ (82) $ (61) $ (34) $ (25) Total Other Notable Items $ (29) $ (14) $ (79) $ (59) $ (34) $ (25) EPS Impact - Other Notable Items $ (0.03) $ (0.13) $ (0.06) Total Notable Items $ (32) $ (16) $ (82) $ (61) $ (73) $ (53) Total EPS Impact $ (0.04) $ (0.14) $ (0.12) (1) The FDIC special assessment earnings per share impact is $(0.01) and $(0.05) for second quarter 2024 and first quarter 2024, respectively. Notable items 2Q24 1Q24 2Q23 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Integration-related Salaries & benefits $ (3) $ (2) $ (2) $ (1) $ (2) $ (1) Equipment and software — — — — (1) (1) Outside services — — (1) (1) (11) (8) Occupancy — — — — (25) (18) Other expense — — — — — — Net integration-related $ (3) $ (2) $ (3) $ (2) $ (39) $ (28) EPS Impact - Total Integration-related $ (0.01) $ (0.01) $ (0.06) TOP-related Card fee income $ 4 $ 3 $ 3 $ 2 $ — $ — Salaries & benefits $ (2) $ (1) $ (3) $ (2) $ (12) $ (9) Equipment and software (4) (3) (8) (6) (3) (2) Outside services (10) (7) (11) (9) (10) (7) Occupancy (6) (4) (7) (5) (5) (4) Other expense (3) (2) (6) (4) (4) (3) Net TOP-related $ (21) $ (14) $ (32) $ (24) $ (34) $ (25) EPS Impact - TOP-related $ (0.04) $ (0.14) $ (0.02) Other items Tax notable items $ — $ 7 $ — $ — $ — $ — FDIC Assessment(1) (5) (4) (35) (26) — — Other efficiencies (Severance / Salaries & Benefits) (13) (10) (27) (20) — — Net Other items $ (18) $ (7) $ (62) $ (46) $ — $ — EPS Impact - Other items $ 0.01 $ 0.01 Total Notable Items $ (32) $ (16) $ (82) $ (61) $ (73) $ (53) Total EPS Impact $ (0.04) $ (0.14) $ (0.12) (1) The FDIC special assessment earnings per share impact is $(0.06) and $(0.35) for first quarter 2024 and fourth quarter 2023, respectively.

33 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 2Q24 GAAP Summary 1) See general note a). Notes on slide 4 - 2Q24 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 2Q24 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At June 30, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 6 - 2Q24 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Effective for 2Q24, Trust and investment services fees was renamed to Wealth fees to better reflect the broad range of wealth-related management fees and services provided to our customers. 3) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 4) See above note on non-GAAP financial measures. See Notable Items slide 32 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 32 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 13 - Credit quality overview 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 14 - Allowance for credit losses 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. Notes on slide 15 - Strong capital position 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c). Notes on slide 16 - Capital level remains near top of the peer group 1) See general note d).

34 Notes continued Notes on slide 17 - Well positioned for the future 1) Compounded annual growth rate is calculated using 1H24 annualized results. Notes on slide 18 - 3Q24 outlook vs. 2Q24 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 21 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 22 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 27 - $71.9B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. Notes on slide 29 - $69.9B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. Notes on slide 30 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 31 - Delinquency by product type 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 2) 90+ days past due and accruing includes $168 million,$202 million, and $256 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Notes on slide 32 - Notable items 1) See note on non-GAAP financial measures. Notes on slide 43 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core* 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At June 30, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d).

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q24 Change			
		2Q24	1Q24	2Q23	1Q24		2Q23	
					$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$553	$517	$506	$36	7%	$47	9%
Less: Notable items		4	3	—	1	33	4	100
Noninterest income, Underlying (non-GAAP)	B	$549	$514	$506	$35	7%	$43	8%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$1,963	$1,959	$2,094	$4	—%	($131)	(6%)
Less: Notable items		4	3	—	1	33	4	100
Total revenue, Underlying (non-GAAP)	D	$1,959	$1,956	$2,094	$3	—%	($135)	(6%)
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,301	$1,358	$1,306	($57)	(4%)	($5)	—%
Less: Notable items		36	85	73	(49)	(58)	(37)	(51)
Noninterest expense, Underlying (non-GAAP)	F	$1,265	$1,273	$1,233	($8)	(1%)	$32	3%
Pre-provision profit:								
Total revenue (GAAP)	C	$1,963	$1,959	$2,094	$4	—%	($131)	(6%)
Less: Noninterest expense (GAAP)	E	1,301	1,358	1,306	(57)	(4)	(5)	—
Pre-provision profit (non-GAAP)		$662	$601	$788	$61	10%	($126)	(16%)
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,959	$1,956	$2,094	$3	—%	($135)	(6%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,265	1,273	1,233	(8)	(1)	32	3
Pre-provision profit, Underlying (non-GAAP)		$694	$683	$861	$11	2%	($167)	(19%)
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$480	$430	$612	$50	12%	($132)	(22%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(32)	(82)	(73)	50	61	41	56
Income before income tax expense, Underlying (non-GAAP)	H	$512	$512	$685	$—	—%	($173)	(25%)
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$88	$96	$134	($8)	(8%)	($46)	(34%)
Less: Income tax expense (benefit) related to notable items		(16)	(21)	(20)	5	24	4	20
Income tax expense, Underlying (non-GAAP)	J	$104	$117	$154	($13)	(11%)	($50)	(32%)
Net income, Underlying:								
Net income (GAAP)	K	$392	$334	$478	$58	17%	($86)	(18%)
Add: Notable items, net of income tax benefit		16	61	53	(45)	(74)	(37)	(70)
Net income, Underlying (non-GAAP)	L	$408	$395	$531	$13	3%	($123)	(23%)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$357	$304	$444	$53	17%	($87)	(20%)
Add: Notable items, net of income tax benefit		16	61	53	(45)	(74)	(37)	(70)
Net income available to common stockholders, Underlying (non-GAAP)	N	$373	$365	$497	$8	2%	($124)	(25%)

35

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q24 Change			
		2Q24	1Q24	2Q23	1Q24		2Q23	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$1,963	$1,959	$2,094	$4	0.27%	($131)	(6.26%)
Less: Noninterest expense (GAAP)	E	1,301	1,358	1,306	(57)	(4.15)	(5)	(0.36)
Operating leverage						4.42%		(5.90%)
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,959	$1,956	$2,094	$3	0.17%	($135)	(6.48%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,265	1,273	1,233	(8)	(0.54)	32	2.63
Operating leverage, Underlying (non-GAAP)						0.71%		(9.11%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	66.27 %	69.33%	62.34 %	(306) bps		393 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	64.59	65.05	58.86	(46) bps		573 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	18.49%	22.28%	22.09 %	(379) bps		(360) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	20.33	22.84	22.51	(251) bps		(218) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$21,427	$21,700	$22,289	($273)	(1%)	($862)	(4%)
Less: Average goodwill (GAAP)		8,188	8,188	8,182	—	—	6	—
Less: Average other intangibles (GAAP)		144	153	181	(9)	(6)	(37)	(20)
Add: Average deferred tax liabilities related to goodwill (GAAP)		432	433	422	(1)	—	10	2
Average tangible common equity	P	$13,527	$13,792	$14,348	($265)	(2%)	($821)	(6%)
Return on average tangible common equity	M/P	10.61 %	8.86%	12.42 %	175 bps		(181) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	11.09	10.65	13.93	44 bps		(284) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$219,222	$220,770	$222,373	($1,548)	(1%)	($3,151)	(1%)
Return on average total assets	K/Q	0.72 %	0.61%	0.86 %	11 bps		(14) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.75	0.72	0.96	3 bps		(21) bps	

36

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q24 Change			
		2Q24	1Q24	2Q23	1Q24		2Q23	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$219,222	$220,770	$222,373	($1,548)	(1%)	($3,151)	(1%)
Less: Average goodwill (GAAP)		8,188	8,188	8,182	—	—	6	—
Less: Average other intangibles (GAAP)		144	153	181	(9)	(6)	(37)	(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		432	433	422	(1)	—	10	2
Average tangible assets	R	$211,322	$212,862	$214,432	($1,540)	(1%)	($3,110)	(1%)
Return on average total tangible assets	K/R	0.75 %	0.63%	0.89 %	12 bps		(14) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.78	0.75	0.99	3 bps		(21) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	452,961,853	458,485,032	474,682,759	(5,523,179)	(1%)	(21,720,906)	(5%)
Common stockholders' equity (GAAP)		$21,757	$21,747	$21,571	$10	—	$186	1
Less: Goodwill (GAAP)		8,187	8,188	8,188	(1)	—	(1)	—
Less: Other intangible assets (GAAP)		139	148	175	(9)	(6)	(36)	(21)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	433	422	2	—	13	3
Tangible common equity	T	$13,866	$13,844	$13,630	$22	—%	$236	2%
Tangible book value per common share	T/S	$30.61	$30.19	$28.72	$0.42	1%	$1.89	7%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	454,142,489	461,358,681	479,470,543	(7,216,192)	(2%)	(25,328,054)	(5%)
Average common shares outstanding - diluted (GAAP)	V	456,561,022	463,797,964	480,975,281	(7,236,942)	(2)	(24,414,259)	(5)
Net income per average common share - basic (GAAP)	M/U	$0.79	$0.66	$0.93	$0.13	20	($0.14)	(15)
Net income per average common share - diluted (GAAP)	M/V	0.78	0.65	0.92	0.13	20	(0.14)	(15)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.82	0.79	1.04	0.03	4	(0.22)	(21)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.82	0.79	1.04	0.03	4	(0.22)	(21)
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	W/(M/U)	53 %	64 %	45 %	(1,048) bps		816 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	51	53	40	(200) bps		1,100 bps	

37

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS						
				2Q24 Change			
	2Q24	1Q24	2Q23	1Q24		2Q23	
				$/bps	%	$/bps	%
Card fees, Underlying:							
Card fees (GAAP)	$92	$86	$80	$6	7%	$12	15%
Less: Notable items	4	3	—	1	33	4	100
Card fees, Underlying (non-GAAP)	$88	$83	$80	$5	6%	$8	10%
Salaries and employee benefits, Underlying:							
Salaries and employee benefits (GAAP)	$645	$691	$615	($46)	(7%)	$30	5%
Less: Notable items	8	17	14	(9)	(53)	(6)	(43)
Salaries and employee benefits, Underlying (non-GAAP)	$637	$674	$601	($37)	(5%)	$36	6%
Equipment and software, Underlying:							
Equipment and software (GAAP)	$190	$192	$181	($2)	(1%)	$9	5%
Less: Notable items	4	8	4	(4)	(50)	—	—
Equipment and software, Underlying (non-GAAP)	$186	$184	$177	$2	1%	$9	5%
Outside services, Underlying:							
Outside services (GAAP)	$165	$158	$177	$7	4%	($12)	(7%)
Less: Notable items	10	12	21	(2)	(17)	(11)	(52)
Outside services, Underlying (non-GAAP)	$155	$146	$156	$9	6%	($1)	(1%)
Occupancy, Underlying:							
Occupancy (GAAP)	$113	$114	$136	($1)	(1%)	($23)	(17%)
Less: Notable items	6	7	30	(1)	(14)	(24)	(80)
Occupancy, Underlying (non-GAAP)	$107	$107	$106	$—	—%	$1	1%
Other operating expense, Underlying:							
Other operating expense (GAAP)	$188	$203	$197	($15)	(7%)	($9)	(5%)
Less: Notable items	8	41	4	(33)	(80)	4	100
Other operating expense, Underlying (non-GAAP)	$180	$162	$193	$18	11%	($13)	(7%)

38

39 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 4Q23 3Q23 Noninterest income, Underlying: Noninterest income (GAAP) A $500 $492 Less: Notable items — — Noninterest income, Underlying (non-GAAP) B $500 $492 Total revenue, Underlying: Total revenue (GAAP) C $1,988 $2,014 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $1,988 $2,014 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,612 $1,293 Less: Notable items 345 22 Noninterest expense, Underlying (non-GAAP) F $1,267 $1,271 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 81.1% 64.2% Efficiency ratio, Underlying (non-GAAP) F/D 63.8 63.1

40 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 2Q24 1Q24 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,086 $ 18,090 Less: AFS securities - AOCI 1,716 1,687 HTM securities - AOCI(1) 795 810 DTA for AFS/HTM securities 13 12 Pension 322 324 DTA for Pension 1 1 CET 1 capital adjusted for AOCI opt-out removal A $15,239 $15,256 Risk-weighted assets 168,393 170,125 Less: HTM securities - AOCI 140 142 AFS securities - AOCI 285 282 DTA for AFS/HTM securities (2,083) (2,062) Pension 322 324 DTA for Pension (291) (292) Risk-weighted assets adjusted for AOCI opt-out removal B $170,020 $171,731 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.0% 8.9% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

41 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q24 1Q24 2Q23 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $357 $304 $444 Add: Notable items, net of income tax benefit 16 61 53 Net income available to common stockholders, Underlying (non-GAAP) A $373 $365 $497 Private Bank Net income available to common stockholders, (GAAP) (12) (16) (5) Less: Private Bank Notable Items — (1) (4) Private Bank Net income available to common stockholders, Underlying (non-GAAP) B ($12) ($15) ($1) Non-Core Net income available to common stockholders, (GAAP) C ($50) ($60) ($55) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $435 $440 $553 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $21,427 $21,700 $22,289 Less: Average goodwill (GAAP) 8,188 8,188 8,182 Less: Average other intangibles (GAAP) 144 153 181 Add: Average deferred tax liabilities related to goodwill (GAAP) 432 433 422 Average tangible common equity E $13,527 $13,792 $14,348 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 12.9% 12.8% 15.5%

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS		
		2Q24	1Q24	2Q23
Return on average total tangible assets and return on average total tangible assets, Underlying:				
Average total assets (GAAP)		$219,222	$220,770	$222,373
Less: Average goodwill (GAAP)		8,188	8,188	8,182
Less: Average other intangibles (GAAP)		144	153	181
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		432	433	422
Average tangible assets		$211,322	$212,862	$214,432
Less: Private Bank Average total assets (GAAP)		1,208	800	—
Less: Non-Core Average total assets (GAAP)		9,418	10,554	14,456
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$200,696	$201,507	$199,976
Net income, Underlying:				
Net income (GAAP)		$392	$334	$478
Add: Notable items, net of income tax benefit		16	61	53
Net income, Underlying (non-GAAP)	B	$408	$395	$531
Private Bank Net income (GAAP)		(12)	(16)	(5)
Less: Private Bank Notables		—	(1)	(4)
Net income Private Bank, Underlying (non-GAAP)	C	($12)	($15)	($1)
Non-Core Net income (GAAP)	D	(50)	(60)	(55)
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$470	$470	$587
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	0.94 %	0.94 %	1.18 %

42

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

$s in millions	2Q24 (GAAP) Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]	2Q24 Notables Legacy	Private Bank	Non-Core	2Q24 (Non-GAAP) Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 494	$ 1,094	$ (173)	$ 1,415	$ 26.2	$ (31)	$ —	$ —	$ —	$ 1,415	$ 26.2	$ (31)	$ 1,410
Noninterest income	242	273	34	549	4.1	—	4.0	—	—	545	4.1	—	549
Total revenue	736	1,367	(139)	1,964	30.3	(31)	4.0	—	—	1,960	30.3	(31)	1,959
Noninterest Expense	311	869	49	1,229	46.5	26	36	0.4	—	1,193	46.1	26	1,265
Pre-provision profit	425	498	(188)	735	(16.2)	(57)	(32)	(0.4)	—	767	(15.8)	(57)	694
Provision for credit losses	90	84	(2)	172	—	10	—	—	—	172	—	10	182
Income before income tax expense	335	414	(186)	563	(16.2)	(67)	(32)	(0.4)	—	595	(15.8)	(67)	512
Income tax expense	76	106	(73)	109	(4.2)	(17)	(16)	(0.1)	—	125	(4.1)	(17)	104
Net income	259	308	(113)	454	(12.0)	(50)	(16)	(0.3)	—	470	(11.7)	(50)	408
Preferred dividends	—	—	35	35	—	—	—	—	—	35	—	—	35
Net income available to common stockholders	$ 259	$ 308	$ (148)	$ 419	$ (12.0)	$ (50)	$ (16)	$ (0.3)	$ —	$ 435	$ (11.7)	$ (50)	$ 373
Contribution to total CFG Diluted EPS	$ 0.57	$ 0.67	$ (0.33)	$ 0.91	$ (0.03)	$ (0.10)	$ (0.04)	$ —	$ —	$ 0.95	$ (0.03)	$ (0.10)	$ 0.82
$s in billions													
Interest-earning assets (spot)	$ 65	$ 68	$ 52	$ 185	$ 1.4	$ 9	$—	$—	$—	$185	$1.4	$8.9	$195
Loans (spot)	64	66	2	132	1.4	9	—	—	—	132	1.4	8.9	142
Deposits (spot)	45	118	9	172	4.0	—	—	—	—	172	4.0	—	176
Risk-weighted assets (spot)	$ 87	$ 55	$ 16	$ 158	$ 1.6	$ 9	$—	$—	$—	$158	$1.6	$8.9	$168
Performance metrics:													
Net interest margin, FTE[4]				3.04 %		(1.36)%				3.04 %		(1.36)%	2.87 %
Loans-to-deposit ratio (spot)				76.4 %	34.5 %					76.4 %	34.5 %		80.4 %
CET1 capital ratio[5]				11.5 %						11.5 %			10.7 %
ROTCE				12.5 %						12.9 %			11.1 %
Efficiency ratio				62.6 %						60.9 %			64.6 %
Noninterest income as a % of total revenue				28.0 %	13.5 %					27.8 %	13.5 %		28.0 %

*Select totals may not sum due to rounding

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